Exhibit 23.4

April 9, 2018

HUYA Inc. (the “Company”)

Building B-1, North Block of Wanda Plaza

No. 79 Wanbo 2nd Road

Panyu District, Guangzhou 511442

People’s Republic of China

+(86) 20 8212-0800

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on April 9, 2018 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Hongqiang Zhao

Name: Hongqiang Zhao